EXHIBIT 23(b)





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Versus Technology, Inc.
Traverse City, Michigan

     We hereby consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ KPMG PEAT MARWICK LLP
___________________________
KPMG Peat Marwick LLP

Princeton, New Jersey
March 11, 1997